                               [MENTOR GRAPHICS LOGO]

                          The Power to Create -Trademark-

                                   BT ALEX.BROWN
                             1998 TECHNOLOGY CONFERENCE

                                   Greg Hinckley
                               Senior Vice President
                                      COO/CFO

                               PRELIMINARY 3Q RESULTS


- Estimated EPS of $0.12 exceeds First Call analyst consensus estimates by 20%

- Accelerating bookings paced by software in North America and by emulation in Europe and Asia

- Flat revenue, in quarter, year-over-year

- Best gross margin in the 1990's

                                   Q2 HIGHLIGHTS

- Best 2Q order rate this decade

- Record backlog

- 4th consecutive quarter of increasing gross margins

- New product revenue up 50%

- Major consulting engagements at Motorola and Toshiba

                            QUARTERLY EDA SALES GROWTH

                               VERSUS IC SALES GROWTH

                                       [GRAPH]

                             [Figures in percentages]


                              IC Growth           EDA Growth
                              ---------           ----------

           Q195                  47                   18
           Q295                  49                   21
           Q395                  41                   23
           Q495                  39                   22
           Q196                 -13                   23
           Q296                 -13                   23
           Q396                 -17                   15
           Q496                 -16                   15
           Q197                 -10                   13
           Q297                  10                   13
           Q397                  12                   23
           Q497                  11                   23


SOURCE: HAMBRECHT & QUIST

                               MEETING THE CHALLENGE

"NEC Corp. chip boss Hajime Sasaki's prescription...accelerate chip designs, better use fab capacity, squeeze expense out of the budget and dream up system-on-chip proposals for key customers."



                                                                     EE TIMES

                           QUICKTURN ACQUISITION

                            TRANSACTION SUMMARY

                      Offer Price:     $12.125 per share

                          Premium:     51.6%

                    Consideration:     100% cash fully financed

                            Total      $216 million

                    Consideration:     - Balance sheet financed

                                       - Bank financed

                             EDA INDUSTRY ANALYST VIEWS

                   "Quickturn should consider the offer as a way to revive its sluggish recent performance."


                                 - RITA GLOVER, PRESIDENT & PRINCIPAL ANALYST
                                                    EDA TODAY MARKET RESEARCH
                                                                      8/14/98


                   No, this isn't about the lawsuit... The acquisition of Quickturn would not only give Mentor the vertical market strength, acceleration/emulation to RTL Simulation, but would make them the powerhouse in horizontal space, RTL Simulation to acceleration/emulation to hardware/software coverification to Microtec, their embedded software tool division. Not a bad package!"

                                   - GARY SMITH, CHIEF EDA ANALYST, DATAQUEST
                                       WORLDWIDE ELECTRONIC DESIGN AUTOMATION

                                                                      8/17/98

                            EDA INDUSTRY ANALYST VIEWS
                                 (EE Times 8/17/98)



                                    "Brilliant"

                                   - GARY SMITH, CHIEF EDA ANALYST, DATAQUEST
                                       WORLDWIDE ELECTRONIC DESIGN AUTOMATION
                                                                      8/17/98

                               QUICKTURN ACQUISITION
                                   CURRENT STATUS

- October 9  - Hearing on motion to dismiss
- October 19 - Trial on antitakeover defenses
- October 29 - Date Called By Mentor Graphics for Special Stockholders Meeting

                                    WHAT IS EDA?

                Software tools used by all electronic engineers
               to design the world's ICs and electronic systems

                                   [PHOTOGRAPHS]

                              CHALLENGES REQUIRE FOCUS



                                                            System Verification
    Mentor                                                Intellectual Property
    ---------------------------------------------------------------------------

                                                                Design Services
    Cadence                                                     Physical Design

-------------------------------------------------------------------------------

                                                                Design Creation
    Synopsys                                                    Logic Synthesis
    ---------------------------------------------------------------------------

                                    FPGA DESIGN

                                       Renoir

                                      ModelSim

                                 Leonardo Spectrum

                              A STRATEGIC OPPORTUNITY

- FPGA DESIGN STARTS RAPIDLY INCREASING
  - 100K FPGA design starts/year
  - 10K ASIC design starts/year

- AGGRESSIVE TECHNOLOGY ROADMAPS
  - Million gate, 150 MHz by end of 1998


Data collected by Model Technology, Inc. from FPGA/PLD vendors,
EDA vendors and customers

                      INCREASING GATE COUNT REQUIRES NEW
                                     TOOLS

              [Picture showing growing FPGA and ASIC gate counts]




Data collected by Model Technology, Inc. from FPGA/PLD vendors,
EDA vendors and customers

                       HDL FPGA TOOLS MARKET TO DOUBLE IN

                                    TWO YEARS


                                      [GRAPH]

                          [Revenue figures in millions]

                          1998           1999           2000
                          ----           ----           ----
Capture                    15             20             25
Simulation                 30             40             50
Synthesis                  45             60             90
Total                      90            120            165


Estimates based on Dataquest, FPGA/PLD vendors, Mentor Graphics,
Exemplar and MTI sources

                                Mentor Graphics Owns

                                       50%

                                  of the FPGA/PLD

                                   Design Market

                             MENT: A VALUE OPPORTUNITY


                   10-7-98
Company          Share Price     Market Cap/Revenue
---------------------------------------------------------------------------
Mentor Graphics     $6.56               0.9

Cadence             $20.63              4.4

Synopsys            $29.56              2.9

Avant!              $11.63              2.0


                                 FPGA DESIGN

                       A Market Creating New HDL Users

- Increasing Densities Driving the Need for HDL-Based FPGA Designs

- Dataquest Estimates 24K new seats in 1998
  - Xilinx: 10K new Xilinx HDL users/year
     (50% of all new users)

- Major FPGA Vendors Investing in EDA Integration and Alliances

                           [MENTOR GRAPHICS LOGO]

                       The Power to Create-Trademark-